Exhibit 21

           DIRECT AND INDIRECT SUBSIDIARIES OF WATTS INDUSTRIES, INC.

                                  AS OF 8/15/97

DOMESTIC:

Watts International Sales Corp. [Massachusetts]
Watts Investment Company [Delaware]
Watts Regulator Company [Massachusetts]
Watts Securities Corp. [Massachusetts]
Circle Seal Controls, Inc. [Delaware]
Green Country Castings, Inc. [Oklahoma]
KF Industries, Inc. [Oklahoma]
KF Sales Corp. [Delaware]
Rudolph Labranche, Inc. [New Hampshire]
Leslie Controls, Inc. [New Jersey]
Spence Engineering Company, Inc. [Delaware]
Ancon U.S.A., Inc. [Delaware]
Anderson-Barrows Metals Corp. [California]
Jameco Acquisition Corp. [Delaware]
Jameco Industries, Inc. [New York]
Webster Valve, Inc. [New Hampshire]
Ames Holdings, Inc. [Delaware]
Ames Company, Inc. [California]
Yolo-Ames Leasing Company, Inc. [California]

INTERNATIONAL:

Watts Industries (Canada) Inc. [Canada]
Watts Investment Company Canada Ltd. [Canada]
Watts Industries Europe B.V. [The Netherlands]
Watts Industries France S.A. [France]
Watts Industries Germany GmbH [Germany]
Wattsco International [U.S. Virgin Islands]
Watts Ocean BV [The Netherlands]
Watts Eurotherm SA [France]
Watts UK Ltd. [United Kingdom]
Watts G.R.C. SA [Spain]
Watts Intermes AG [Switzerland]
Watts Intermes GmbH [Austria]
Watts Intermes SpA [Italy]
* Intermes UK Ltd [United Kingdom]
KF Industries Europe BV [The Netherlands]
* Kingsworth Products Ltd. [United Kingdom]
Leslie International V.I. [Virgin Islands]
Watts M.T.R GmbH [Germany]
Ocean B.V. [The Netherlands]
Pibiviesse SpA [Italy]
B.V. Philabel [The Netherlands]
Watts AG [Switzerland]
Watts Ocean NV [Belgian]

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WIG Armaturen Vertriebs, GmbH [Germany]
WSA Heizungs und Sanitartechnik GmbH [Germnay]
WIC Verwaltungs und Beteiligungs GmbH [Germany]
ISI SpA [Italy]
Watts ISI SpA [Italy]


In addition to the foregoing, the Company holds an 80% interest in De Martin Srl [Italy], a 60% interest in Tianjin Tanggu Watts Valve Company Limited, a Chinese joint venture, and a 60% interest in Suzhou Watts Valve Co., Ltd., a Chinese joint venture. The Company also holds a 49% interest in Jameco International LLC.

* Dissolution pending